SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☒	Preliminary information statement
o	Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2))
o	Definitive information statement

REESE CORP.

(Name of Registrant as specified in Its Charter)

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o	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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Rule 0-11:
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(5)	Total fee paid:

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was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

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SCHEDULE 14C INFORMATION STATEMENT

REESE CORP.

237 Argyle Avenue, Suite 100
Ottawa, Ontario, K2P 1B8
Canada

Telephone: 613-226-7883

This information statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.001 par value, of Reese Corp., a Nevada corporation, which we refer to herein as “REESE,” “Company,” “we,” “our” or “us.” The date of the mail out of this information statement is to be on or about August 8, 2006.

On July 27, 2006, the record date for determining the identity of shareholders who are entitled to receive this information statement, 98,774,840 shares of our common stock (the “Shares”) were issued and outstanding. The common stock constitutes the sole outstanding classes of voting securities of the Company. Each share of common stock entitles the holder thereof to one vote on all matters submitted to shareholders.

NO VOTE OR OTHER CONSENT OF OUR

SHAREHOLDERS IS SOLICITED IN CONNECTION

WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR

A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

General

This Information Statement is furnished to the holders of Common Stock of REESE on behalf of the Company in connection with a proposed amendment to the Articles of Incorporation of the Company to change the name of the Company to “Ammex Gold Mining Corp.”, or a similar name approved by the Board of Directors.  The amendment has already been approved by the consent of persons holding 57,600,000 Shares, which is 58.3% (a majority) of the 98,774,840 outstanding shares.   The cost of this Information Statement will be borne by the Company.

Record Date

The close of business on July 27, 2006, which is the date of the consent action by shareholders approving the above actions, was fixed as the record date pursuant to the Nevada Revised Statues of the State of Nevada.

The voting securities of the Company are the shares of its Common Stock, of which 98,774,840 shares were issued and outstanding as of July 27, 2006.  All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting by shareholders.

About the Company

We were incorporated on November 20, 2002 under the laws of the state of Nevada.  Our principal  offices  are  located  at  237 Argyle Avenue,  Suite 100, Ottawa, Ont., K2P 1B8.  Our Phone number is (613) 226-7883.

Reese Corp., was established to provide secure high speed wireless internet access to the public via public hot spots in hotels, restaurants, coffee shops and other locales. Due to the Company’s very minimal success to this point, on June 30, 2006 the Board of Directors appointed Christopher Crupi, CA, as director, chief executive officer, chief financial officer and secretary-treasurer of the corporation in an effort to change the direction of the Company’s operations and provide increased shareholder value.   Mr. Crupi, age 37, is a Chartered Accountant specializing in financial advisory services including mergers and acquisitions, capital formation activities, public listings and SEC governance issues. Chris was formerly a Vice President at PricewaterhouseCoopers, and is currently President and CFO of Paramount Gold Mining Corp.

 Reese Corp., is taking a new direction in its business operations based upon an evaluated approach to creating value for the Company’s shareholders and will become a precious metals exploration and development company. It is management's objective for Reese to become a gold and precious metals producer by acquiring advanced-stage exploration projects in proven precious metal districts throughout the world with a focus on the United States and Mexico.

Charles William (Bill) Reed recently joined Reese Corp. as Vice President.  Bill Reed has significant mining experience in Mexico and the Western U. S., as he was formerly Chief Geologist – Mexico for Minera Hecla S. A. de C. V., a subsidiary of Hecla Mining (NYSE:HL) from 1998 to 2004, and Regional Geologist, Mexico and Central America for Echo Bay Exploration from 1993 to 1998. While at Hecla, Mr. Reed supervised detailed exploration at the Noche Buena project, Sonora, and the San Sebastian silver and gold mine, Durango. He also discovered and drilled the Don Sergio vein that was later put into production. While at Echo Bay, Mr. Reed identified the potential of the Dolores mining district, Chihuahua, Mexico and recommended its acquisition. Echo Bay later sold its interests back to Minefinders Corp. where more than 44 million ounces of silver and 2.5 million ounces of gold were discovered. During the late 1970’s and early 1980 Mr. Reed was employed by the minerals division of Occidental Petroleum in their gold exploration in Nevada and brought the Alligator Ridge deposit to their attention. Occidental joint ventured the property with Amselco and later put the property into production. During the mid 1980’s he was involved with Grandview Resources at the Carson Hill Gold mine in the Mother Lode of California that was later sold to Western Mining. Currently, Mr. Reed is a Director and Manager of Exploration, Mexico for Paramount Gold Mining Corp.

Mr. Reed has a Bachelor of Science Degree in Mineralogy, University of Utah and is a Registered Professional Geologist in the State of Utah. He also completed an Intensive Spanish Program at Institute De Lengua Espanola, San Jose, Costa Rica [1969].

Beneficial Ownership of Common Stock

Principal Shareholders, Directors and Officers.  The following table sets forth the beneficial ownership of the Company's Common Stock as of July 27, 2006 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group.  The table has been prepared based on information provided to the Company by each shareholder.

Title of Class	Name and Address of Directors, officers and over 5% Beneficial Owners	Number of Shares	Percent of Class
Common	Boris Macula, 2534 MacDonald Street Vancouver, BC Canada	57,600,000	58.3%
Common Common	Christopher Crupi, Director and President, CFO, Secretary 2029 Rolling Brook Drive Ottawa, ON Canada Charles William Reed Director and Vice President 4905 N. Calle Faja Tucson, AZ	3,000,000 1,000,000	3% 1%

PROPOSAL NO. 1:

AMENDMENT OF ARTICLES OF INCORPORATION

NAME CHANGE

The stockholders holding a majority of the common stock have approved an amendment to Article 1 of the Company's Articles of Incorporation to change the name of the Company to Ammex Gold Mining Corp.

The amendment will be filed with an effective date with the Nevada Secretary of State no less than twenty days after the mailing of the Information Statement.

DISSENTER'S RIGHTS OF APPRAISAL

The general corporation law of the State of Nevada does not provide for dissenter's rights of appraisal in connection with this amendment to the Articles of Incorporation.

Additional Information

If you have any questions about the actions described above, you may contact the Company at 237 Argyle Avenue, Suite 100 Ottawa, Ontario, K2P 1B8 Canada by telephone: (613) 226-7883.  We are subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”).  Copies of these reports, proxy statements and other information can be obtained at the SEC's public reference facilities at100 F Street, Room 1580, Washington, D.C. 20549.  Additionally, these filings may be viewed at the SEC's website at http://www.sec.gov.

Information Incorporated By Reference

The following documents are incorporated herein by reference and to be a part hereof from the date of filing of such documents:

         Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005.

        Quarterly Report on Form 10-QSB for the quarters ended March 31, 2006.

All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement and prior to the effective date of the action taken described herein.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. This Information Statement incorporates, by reference, certain documents that are not presented herein or delivered herewith. Copies of any such documents, other than exhibits to such documents which are not specifically incorporated by reference herein, are available without charge to any person, including any shareholder, to whom this Information Statement is delivered, upon written or oral request to our Secretary at our address and telephone number set forth herein.

Distribution of Information Statement

The cost of distributing this Information Statement has been borne by us and certain shareholders that consented to the action taken herein.  The distribution will be made by mail.

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

By Order of the Board of Directors of Directors

Dated:

July 27, 2006

By:

/s/ Christopher Crupi

Name: Christopher Crupi

Title: President and Director